Exhibit 21

BRISTOW GROUP INC.

Subsidiaries as of March 31, 2013

Company	Place of Incorporation	Percentage of Stock Owned
ALN, Inc.	Delaware	100%
Atyrau-Bristow Airways Service	Kazakhstan	49	%*
Aviashelf Aviation Co.	Russia	48.5	%*
BL Scotia LP	Scotland	100%
BL Holdings B.V.	Netherlands	100%
BL Holdings II C.V.	Netherlands	100%
BL US Holdings LLC	Delaware	100%
BGI Aviation Services UK LP	England	100%
BGI Aviation Technical Nigeria Services Limited.	Nigeria	100	%*
BGI Aviation Technical Services (Overseas) Limited.	England	100	%*
BHNA Holdings Inc.	Delaware	100%
BriLog Leasing Limited	Cayman Islands	100	%**
Bristow Alaska, Inc.	Alaska	100%
Bristow Academy Inc.	California	100%
Bristow Academy (UK) Limited.	England	100	%*
Bristow Aviation Holdings Limited	England	49%
Bristow Canada Holdings Inc.	British Columbia	100%
Bristow Canadian Real Estate Company Inc.	British Columbia	100%
Bristow Caribbean Limited.	Trinidad/Tobago	100	%*
Bristow Cayman Ltd.	Cayman Islands	100	%**
Bristow Helicopter Group Limited	England	100	%**
Bristow Helicopters (Ghana) Limited	Ghana	100	%*
Bristow Helicopters (International) Limited	England	100	%*
Bristow Helicopters (Netherlands) BV	Netherlands	100	%*
Bristow Helicopters (Nigeria) Limited	Nigeria	40	%*
Bristow Helicopters Australia Pty. Limited	Australia	100	%*
Bristow Helicopters Inc.	Delaware	100%
Bristow Helicopters Leasing Limited	England	60	%*
Bristow Helicopters Limited	England	100	%*
Bristow Helikopters BV	Netherlands	100	%*
Bristow International Aviation (Guernsey) Limited	Guernsey	100	%*
Bristow International Panama, Inc.	Panama	100%
Bristow Management Services Pty Limited	Australia	100	%*
Bristow Norway AS	Norway	100	%*
Bristow Panama Inc.	Panama	100%
Bristow Southeast Asia Limited	England	100	%*
Bristow Staff Pension Scheme Trustees Limited	England	100	%*
Bristow Technical Services Limited	England	100	%*
Bristow (UK) LLP	England	100%
Bristow U.S. LLC	Louisiana	100%
Bristow Worldwide LP	England	***
Caledonian Helicopters Limited	England	100	%*
Cougar Helicopters Inc.	Canada	40%
FB Heliservices Limited	England	50	%*
FB Helitour OY	Finland	33	%*
FB Leasing Limited	England	50	%*
FBS Limited	England	50	%*
Helideck Certification Agency Limited	Scotland	50	%*
Kingsmill Insurance Company Limited	Guernsey	100	%*
Lider Taxi Aereo S.A.	Brazil	42.5%
Offshore Logistics do Brasil Servicos Industrials E Maritimos Limitado	Brazil	100%

Pan African Airlines (Nigeria) Limited.	Nigeria	49%
Petroleum Air Services	Egypt	25%
Rotorwing Leasing Resources, LLC.	Louisiana	100%
Sakhalin Bristow Air Services Limited	England	60	%*
Severn Aviation Limited.	England	100	%*
Turkmenistan Helicopters Limited	Turkmenistan	51	%*
United Helicopters Limited	England	100	%*

*	Percentage owned by Bristow Helicopter Group Limited or its subsidiaries
**	Percentage owned by Bristow Worldwide LP
***	Bristow Worldwide LP is a partnership between Bristow (UK) LLP and Bristow Aviation Holdings Limited. Under the Partnership Agreement 95.88% of the profits and losses of BriLog Leasing Limited and Bristow Cayman Ltd. and 5% of the profits and losses of Bristow Helicopter Group Limited. and its subsidiaries are allocated to Bristow (UK) LLP. The remaining 4.12% of the profits and losses of BriLog Leasing Limited and Bristow Cayman Ltd. and 95% of the profits and losses of Bristow Helicopter Group Limited. and its subsidiaries are allocated to Bristow Aviation Holdings Limited.